Exhibit 99.1

Press Release #201414	FOR IMMEDIATE RELEASE	March 11, 2014

Enertopia Announces Board And Corporate Developments

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCBB and (TOP) on the CSE (the "Company" or "Enertopia") is very pleased to announce the appointment of Matthew Chadwick to the Board of Directors.

The Company has signed an agreement with Matthew Chadwick the Senior Qualified Person at the World of Marihuana Productions Ltd. to be Enertopia’s Senior Vice President of Marihuana Operations.

Matt will be providing the Company project management and development of MMJ facilities across Canada and those areas within the United States of America where such activities are in compliance with law, such activity to include but not be limited to plant layout, air flow design, feeding schedules and optimization, lighting schedule and design, timeliness of cultivation procedures, and in general all things necessary to successfully grow and cultivate marihuana plants. Compensation for these duties will be $25,000 per month for the first six months.

Enertopia is also pleased to announce two new advisors to the Company, Robert Chadwick, the alternate person in charge at the World of Marihuana who has been issued 100,000 shares of restricted common stock and granted 100,000 Stock Options; and Clayton Newbury, who has been granted 100,000 Stock Options.

The Company is also pleased to announce it has accelerated the June 2014 payments of $200,000 USD to WOM ( World of Marihuana Productions Ltd ) and Issued 1,000,000 shares of restricted stock to 0984329 B.C. Ltd, thus increasing Enertopia’s interest to 31% in the WOM.

Robert McAllister, Enertopia Corporation., President & CEO said, “We are excited to have Matt join the Enertopia Team, and we look forward to our continued build out of our team.

We wish to thank Greg Dawson for his service as a director and dedication to the company since 2012.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Dale Paruk, President, Coal Harbor Communications Ltd. at 1.604.662.4505

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects, Oil & Gas Projects, Medical Marihuana Projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that the Company will be successful in the MMJ business plans and completing future financings.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release